Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Kayleigh Campbell

Head of Investor Relations

kayleigh.campbell@spartannash.com

MEDIA CONTACT:

Adrienne Chance

SVP, Communications

press@spartannash.com

SpartanNash Announces First Quarter Fiscal 2023 Results

Reaffirms Fiscal 2023 Guidance and Commitment to Long-Term Fiscal 2025 Plan

On Track to Achieve Fiscal 2025 Net Benefits of $40 to $55 Million from Transformational Initiatives

GRAND RAPIDS, MICH. – June 1, 2023 – Food solutions company SpartanNash (the "Company") (Nasdaq: SPTN) today reported financial results for its 16-week first quarter ended April 22, 2023.

First Quarter Fiscal 2023 Highlights

•
Net sales of $2.91 billion, an increase of 5.2% compared to $2.76 billion in the prior year quarter.
•
Retail comparable sales increased 5.4% compared to the prior year quarter.
•
Net earnings of $11.3 million, compared to $19.3 million in the prior year quarter.
•
Adjusted EBITDA(1) of $76.8 million, compared to $76.6 million in the prior year quarter.
•
Returned $18.7 million to shareholders during the quarter through $10.9 million in share repurchases and $7.8 million in dividends.

"Our strong first quarter results were driven by operational excellence amid a challenging macroeconomic environment, which sets us up to achieve our full-year guidance," said SpartanNash President and CEO Tony Sarsam. "The improved year-over-year performance reflects the success of our transformational initiatives, which we believe will continue to yield cost savings and significant benefits for our Wholesale customers, Retail shoppers and shareholders. We are building momentum on our long-term plan, and we expect this transformation to drive shareholder value for years to come."

First Quarter Consolidated Financial Results

Net sales increased $143.7 million, or 5.2%, to $2.91 billion from $2.76 billion in the prior year quarter. The year-over-year increase reflected sales growth in both the Wholesale and Retail segments, which were favorably impacted by inflation trends, as discussed within the segment sections below.

Gross profit was $446.7 million, or 15.4% of net sales, compared to $450.6 million, or 16.3% of net sales, in the prior year quarter. The gross profit rate decrease was driven by lower inflation-related price change benefits in the Wholesale segment compared to elevated levels in the prior year and reduced Retail pharmacy margins. Additionally, last-in-first-out ("LIFO") expense increased $1.0 million, or two basis points compared to the prior year quarter. The gross profit rate decline was partially offset by benefits realized as a result of the merchandising transformation initiative and increased volume and margin rates within the Military customer channel.

Reported operating expenses were $422.4 million in both the current and prior year quarter, representing 14.5% and 15.3% of net sales, respectively. The decrease in expenses as a rate of sales was primarily due to a reduction in the supply chain expense rates as a result of efficiencies realized from the Company’s supply chain transformation initiative, as well as lower incentive compensation. The decreases in expenses were partially offset by higher restructuring and asset impairment charges, investments in store wage rates, and an increase in corporate administrative costs, which included costs related to the merchandising transformation initiative.

The Company reported operating earnings of $24.3 million, a decrease of $3.8 million, compared to $28.1 million in the prior year quarter. The decrease was driven by the changes in net sales, gross profit, and operating expenses discussed above.

Interest expense of $11.6 million increased $7.4 million from the prior year quarter. The increase was primarily due to higher borrowing rates, which increased interest expense by $7.0 million. Higher interest rates were driven by monetary policy tightening, resulting in a 4.5% increase in the federal funds rate by the end of the first quarter compared to the prior year quarter. Other income for the first quarter included a $1.0 million gain related to the amortization of a prior service credit of a previously terminated post-retirement plan.

The Company reported net earnings of $11.3 million, or $0.32 per diluted share, compared to $19.3 million, or $0.53 per diluted share in the prior year quarter. Adjusted earnings from continuing operations(3) for the first quarter were $22.9 million, or $0.64 per diluted share, compared to $30.3 million, or $0.83 per diluted share in the prior year quarter. A reconciliation of net earnings to adjusted earnings from continuing operations, as well as per diluted share, is included in Table 4.

Adjusted EBITDA(1) increased $0.1 million to $76.8 million, compared to $76.6 million in the prior year quarter, due to the factors mentioned above. A reconciliation of net earnings to adjusted EBITDA is included in Table 2.

Please see the financial tables at the end of this press release for a reconciliation of each non-GAAP financial measure to the most directly comparable measure, prepared and presented in accordance with GAAP.

First Quarter Segment Financial Results

Wholesale

The Company’s supply chain network serves Wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges around the globe. The Company distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products.

Net sales for Wholesale increased $103.3 million, or 5.2%, to $2.09 billion from $1.98 billion in the prior year quarter. The growth in net sales was due primarily to the inflationary impact on pricing in the current quarter, as well as an increase in volume within the Military channel. The segment experienced overall lower case volumes, which reduced net sales by 2.9%.

Reported operating earnings for Wholesale were $26.3 million, compared to $28.1 million in the prior year quarter. The decrease in reported operating earnings was due to a lower gross profit rate and increases in corporate administrative costs. The increase in administrative expenses was partially offset by a reduced rate of supply chain expenses as a result of efficiencies realized from the Company’s supply chain transformation initiative and lower incentive compensation. Adjusted EBITDA(1) decreased $0.2 million to $57.5 million from $57.7 million in the prior year quarter.

Retail

The Company operates a scaled regional Retail segment with 144 brick-and-mortar grocery stores, in addition to pharmacies and fuel centers.

Net sales for Retail increased $40.4 million, or 5.2%, to $821.7 million from $781.3 million in the prior year quarter. Retail comparable store sales grew 5.4% for the quarter, primarily due to the inflationary impact on pricing, partially offset by a 6.0% decline in volume.

The reported operating loss for Retail was $2.0 million, compared to earnings of $0.03 million in the prior year quarter. As a rate of sales, the decrease was due to a lower gross profit rate, restructuring and asset impairment charges related to two store closures, and continued investment in store wage rates, partially offset by lower incentive compensation and health insurance costs. Adjusted EBITDA(1) increased $0.3 million to $19.3 million from $18.9 million in the prior year quarter.

Balance Sheet and Cash Flow

Cash flows used in operating activities were $2.7 million, compared to $10.0 million of cash provided by operating activities in the prior year quarter. The decrease in cash flows compared to the prior year quarter was primarily due to changes in working capital. Long-term debt and finance lease liabilities, including current maturities, increased $66.4 million during the quarter due to funding working capital requirements. During the first quarter, the Company increased the borrowing capacity of its revolver by $115.0 million to $1.09 billion from $975.0 million through the addition of new lenders. This expansion of borrowing capacity aligns with the Company's recent growth and provides flexibility to support the Company's strategic long-term plans, including both organic and inorganic investments. The Company’s net long-term debt(4) to adjusted EBITDA(1) ratio increased over the current quarter from 2.0x to 2.3x. A reconciliation of long-term debt and finance lease obligations to net long-term debt is included in Table 5.

Purchases of property and equipment were $38.9 million for the current quarter compared to $29.9 million in the prior year quarter, while capital expenditures and IT capital(5) totaled $39.8 million for the current year quarter compared to $30.3 million in the prior year quarter. A reconciliation of purchases of property and equipment to capital expenditures and IT capital, a non-GAAP financial measure, is provided in Table 7.

During the first quarter, the Company paid $7.8 million in cash dividends, equal to $0.215 per common share. The Company also repurchased 435,217 shares of common stock for a total of $10.9 million during the first quarter, at an average price of $25.07 per share. In total, the Company returned $18.7 million to shareholders during the first quarter. As of April 22, 2023, $33.1 million remains available under the Company’s share repurchase program, which expires on February 22, 2027.

Fiscal 2023 Outlook

Based on the Company’s performance to date and the current outlook for the remainder of fiscal 2023, the Company reaffirmed its previous guidance provided on February 23, 2023. The following table provides the Company’s guidance for fiscal 2023:

	Fiscal 2022	Fiscal 2023 Guidance
	Actual	Low	High
Total net sales (millions)	$9,643	$9,900	$10,200
Adjusted EBITDA(1) (millions)	$243	$248	$263
Adjusted EPS(3)	$2.33	$2.20	$2.35
Capital expenditures and IT capital(5) (thousands)	$102,097	$130,000	$145,000

Delivering on Strategic Commitments by Fiscal 2025

The Company has launched and made significant progress on its transformational initiatives – the supply chain transformation and merchandising transformation. Consistent with the commitments made at the November 2022 Investor Day, these initiatives are expected to realize the following total benefits by the end of the long-term plan period:

•
Gross benefits of $125 million to $150 million
•
Net benefits of $40 million to $55 million, which includes the offsetting impact of significant macroeconomic headwinds

Of these total benefits, the Company expects to realize the following incremental gross benefits in fiscal 2023:

•
Gross savings from the supply chain transformation of $20 million to $30 million
•
Gross benefits from the merchandising transformation of $25 million to $35 million*

*The expected gross benefits from the merchandising transformation excludes the additional benefits that are flowing through to Wholesale customers and Retail shoppers.

Due to the progress on both transformational initiatives, the Company believes it will achieve its long-term fiscal 2025 financial targets, including an increase of at least 40% in adjusted EBITDA, compared to fiscal 2021, to more than $300 million.

Conference Call & Supplemental Earnings Presentation

The Company will host a conference call to discuss its quarterly results with additional comments and details on Thursday, June 1, 2023, at 8:30 a.m. ET. There will also be a simultaneous, live webcast made available at SpartanNash's website at www.spartannash.com/webcasts under the "Investor Relations" section and will remain archived on the Company's website through Thursday, June 15, 2023.

A supplemental quarterly earnings presentation will also be available on the Company’s website at www.spartannash.com/investor-presentations.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,500 strong and growing. SpartanNash operates two complementary business segments – food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. The Company distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates 144 brick-and-mortar grocery stores, primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market, in addition to dozens of pharmacies and fuel centers. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this press release and in the Company's website-accessible conference calls with analysts and investor presentations include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "projects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook", "trend", "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; changes in relationships with the Company's vendor base and supply chain disruptions; vulnerability to decreases in the supply and increases in the price of raw materials and labor, manufacturing, distribution and other costs; macroeconomic uncertainty, including rising inflation, potential economic recession, and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; customers to whom the Company extends credit or for whom the Company guarantees loans or lease obligations may fail to repay the Company; not achieving the Company's strategy of growth through acquisitions and encountering difficulties successfully integrating acquired businesses that may not realize the anticipated benefits; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; disruptions to the Company's information security network, including security breaches and cyber-attacks; changes in the geopolitical conditions, including the Russia-Ukraine conflict; instances of security threats, severe weather conditions and natural disasters; climate change and an increased focus by stakeholders on environmental sustainability and corporate responsibility; impacts to the Company's business and reputation due to an increasing focus on environmental, social and governance matters; disruptions associated with disease outbreaks, such as the COVID-19 pandemic; impairment charges for goodwill or other long-lived assets; the Company's ability to successfully manage leadership transitions; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; the Company's level of indebtedness; changes in government regulations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues; cost increases related to multi-employer pension plans and other postretirement plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

Non-GAAP Financial Measures

This press release includes information regarding adjusted operating earnings, adjusted earnings from continuing operations, as well as per diluted share ("adjusted EPS"), net long-term debt, capital expenditures and IT capital, and adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA"). These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. These measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company's performance against its peers. Certain of these measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the Fiscal 2023 Outlook and the Delivering on Strategic Commitments by Fiscal 2025 sections of this press release without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company's normal operating activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance, costs related to the postretirement plan amendment and settlement, and organizational realignment costs, and the impact of adjustments to the LIFO inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2023 or fiscal 2025, respectively.

(1)
A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, is provided in Table 2 below.
(2)
A reconciliation of operating earnings to adjusted operating earnings, a non-GAAP financial measure, is provided in Table 3 below.
(3)
A reconciliation of net earnings to adjusted earnings from continuing operations, as well as per diluted share ("adjusted EPS"), a non-GAAP financial measure, is provided in Table 4 below.
(4)
A reconciliation of long-term debt and finance lease obligations to net long-term debt, a non-GAAP financial measure, is provided in Table 5 below.
(5)
A reconciliation of purchases of property and equipment to capital expenditures and IT capital, a non-GAAP financial measure, is provided in Table 7 below.

# # #

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	16 Weeks Ended
	April 22,	April 23,
(In thousands, except per share amounts)	2023	2022
Net sales	$2,907,394	$2,763,658
Cost of sales	2,460,728	2,313,075
Gross profit	446,666	450,583

Operating expenses
Selling, general and administrative	418,196	422,182
Acquisition and integration	74	239
Restructuring and asset impairment, net	4,083	13
Total operating expenses	422,353	422,434

Operating earnings	24,313	28,149

Other expenses and (income)
Interest expense, net	11,589	4,185
Other, net	(1,039)	(216)
Total other expenses, net	10,550	3,969

Earnings before income taxes	13,763	24,180
Income tax expense	2,426	4,891
Net earnings	$11,337	$19,289

Net earnings per basic common share	$0.33	$0.54

Net earnings per diluted common share	$0.32	$0.53

Weighted average shares outstanding:
Basic	34,547	35,566
Diluted	35,457	36,381

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 22,	December 31,
(In thousands)	2023	2022
Assets
Current assets
Cash and cash equivalents	$16,965	$29,086
Accounts and notes receivable, net	410,957	404,016
Inventories, net	566,330	571,065
Prepaid expenses and other current assets	74,627	62,244
Total current assets	1,068,879	1,066,411

Property and equipment, net	604,302	610,220
Goodwill	182,160	182,160
Intangible assets, net	104,931	106,341
Operating lease assets	248,068	257,047
Other assets, net	87,850	84,382

Total assets	$2,296,190	$2,306,561

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$470,803	$487,215
Accrued payroll and benefits	55,303	103,048
Other accrued expenses	56,659	62,465
Current portion of operating lease liabilities	43,845	45,453
Current portion of long-term debt and finance lease liabilities	7,614	6,789
Total current liabilities	634,224	704,970

Long-term liabilities
Deferred income taxes	80,568	66,293
Operating lease liabilities	229,614	239,062
Other long-term liabilities	29,950	33,376
Long-term debt and finance lease liabilities	562,380	496,792
Total long-term liabilities	902,512	835,523

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 34,935 and 35,079 shares outstanding	459,346	468,061
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive income	1,422	2,979
Retained earnings	298,686	295,028
Total shareholders’ equity	759,454	766,068

Total liabilities and shareholders’ equity	$2,296,190	$2,306,561

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	16 Weeks Ended
(In thousands)	April 22, 2023	April 23, 2022
Cash flow activities
Net cash (used in) provided by operating activities	$(2,708)	$9,970
Net cash used in investing activities	(39,276)	(26,945)
Net cash provided by financing activities	29,863	22,639
Net (decrease) increase in cash and cash equivalents	(12,121)	5,664
Cash and cash equivalents at beginning of the period	29,086	10,666
Cash and cash equivalents at end of the period	$16,965	$16,330

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings (loss) by Segment

(Unaudited)

	16 Weeks Ended
(In thousands)	April 22, 2023		April 23, 2022
Wholesale Segment:
Net sales	$2,085,684	71.7%	$1,982,379	71.7%
Operating earnings	26,325		28,122
Retail Segment:
Net sales	821,710	28.3%	781,279	28.3%
Operating (loss) earnings	(2,012)		27
Total:
Net sales	$2,907,394	100.0%	$2,763,658	100.0%
Operating earnings	24,313		28,149

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company also provides information regarding adjusted operating earnings, adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), net long-term debt, total capital, and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Current year adjusted operating earnings, adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, operating and non-operating costs associated with the postretirement plan amendment and settlement, severance associated with cost reduction initiatives and a non-routine settlement related to a legal matter resulting from a previously closed operation that was resolved during the quarter. Costs related to the postretirement plan amendment and settlement include non-operating expenses associated with amortization of the prior service credit related to the amendment of the retiree medical plan, which are excluded from adjusted earnings from continuing operations. Prior year adjusted operating earnings, adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other things, LIFO expense, costs related to shareholder activism, organizational realignment and severance associated with cost reduction initiatives. Costs related to shareholder activism include consulting, and other expenses incurred in relation to shareholder activism activities. Organizational realignment includes benefits for associates terminated as part of leadership transition plans, which do not meet the definition of reduction-in-force.

Each of these items are considered “non-operational” or “non-core” in nature.

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 22, 2023	April 23, 2022
Net earnings	$11,337	$19,289
Income tax expense	2,426	4,891
Other expenses, net	10,550	3,969
Operating earnings	24,313	28,149
Adjustments:
LIFO expense	11,172	10,187
Depreciation and amortization	29,745	28,473
Acquisition and integration	74	239
Restructuring and asset impairment, net	4,083	13
Cloud computing amortization	1,350	900
Organizational realignment, net	—	1,019
Severance associated with cost reduction initiatives	284	246
Stock-based compensation	5,147	4,441
Stock warrant	607	673
Non-cash rent	(928)	(1,088)
Loss (gain) on disposal of assets	22	(77)
Legal settlement	900	—
Costs related to shareholder activism	—	3,471
Adjusted EBITDA	$76,769	$76,646
Wholesale:
Operating earnings	$26,325	$28,122
Adjustments:
LIFO expense	8,733	8,275
Depreciation and amortization	15,370	14,284
Acquisition and integration, net	69	—
Restructuring and asset impairment, net	980	11
Cloud computing amortization	940	649
Organizational realignment, net	—	637
Severance associated with cost reduction initiatives	264	124
Stock-based compensation	3,383	2,946
Stock warrant	607	673
Non-cash rent	(75)	(103)
Loss (gain) on disposal of assets	10	(86)
Legal settlement	900	—
Costs related to shareholder activism	—	2,166
Adjusted EBITDA	$57,506	$57,698
Retail:
Operating (loss) earnings	$(2,012)	$27
Adjustments:
LIFO expense	2,439	1,912
Depreciation and amortization	14,375	14,189
Acquisition and integration, net	5	239
Restructuring and asset impairment, net	3,103	2
Cloud computing amortization	410	251
Organizational realignment, net	—	382
Severance associated with cost reduction initiatives	20	122
Stock-based compensation	1,764	1,495
Non-cash rent	(853)	(985)
Loss on disposal of assets	12	9
Costs related to shareholder activism	—	1,305
Adjusted EBITDA	$19,263	$18,948

Notes: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Operating Earnings to Adjusted Operating Earnings

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 22, 2023	April 23, 2022
Operating earnings	$24,313	$28,149
Adjustments:
LIFO expense	11,172	10,187
Acquisition and integration	74	239
Restructuring and asset impairment, net	4,083	13
Organizational realignment, net	—	1,019
Severance associated with cost reduction initiatives	284	246
Legal settlement	900	—
Costs related to shareholder activism	—	3,471
Adjusted operating earnings	$40,826	$43,324
Wholesale:
Operating earnings	$26,325	$28,122
Adjustments:
LIFO expense	8,733	8,275
Acquisition and integration	69	—
Restructuring and asset impairment, net	980	11
Organizational realignment, net	—	637
Severance associated with cost reduction initiatives	264	124
Legal settlement	900	—
Costs related to shareholder activism	—	2,166
Adjusted operating earnings	$37,271	$39,335
Retail:
Operating (loss) earnings	$(2,012)	$27
Adjustments:
LIFO expense	2,439	1,912
Acquisition and integration	5	239
Restructuring and asset impairment, net	3,103	2
Organizational realignment, net	—	382
Severance associated with cost reduction initiatives	20	122
Costs related to shareholder activism	—	1,305
Adjusted operating earnings	$3,555	$3,989

Notes: Adjusted operating earnings is a non-GAAP operating financial measure that the Company defines as operating earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted operating earnings is not a measure of performance under GAAP and should not be considered as a substitute for operating earnings, and other income statement data. The Company’s definition of adjusted operating earnings may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Net Earnings to

Adjusted Earnings from Continuing Operations, as well as per diluted share (“adjusted EPS”)

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
	April 22, 2023			April 23, 2022
		per diluted			per diluted
(In thousands, except per share amounts)	Earnings	share		Earnings	share
Net earnings	$11,337	$0.32		$19,289	$0.53
Adjustments:
LIFO expense	11,172			10,187
Acquisition and integration	74			239
Restructuring and asset impairment, net	4,083			13
Organizational realignment, net	—			1,019
Severance associated with cost reduction initiatives	284			246
Postretirement plan amendment and settlement	(1,018)			—
Pension refund from annuity provider	—			(200)
Legal settlement	900			—
Costs related to shareholder activism	—			3,471
Total adjustments	15,495			14,975
Income tax effect on adjustments (a)	(3,970)			(3,933)
Total adjustments, net of taxes	11,525	0.32	*	11,042	0.30
Adjusted earnings from continuing operations	$22,862	$0.64		$30,331	$0.83
* Includes rounding
(a)
The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), is a non-GAAP operating financial measure that the Company defines as net earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted earnings from continuing operations is not a measure of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 5: Reconciliation of Long-Term Debt and Finance Lease Obligations to Net Long-Term Debt

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	April 22, 2023	December 31, 2022
Current portion of long-term debt and finance lease liabilities	$7,614	$6,789
Long-term debt and finance lease liabilities	562,380	496,792
Total debt	569,994	503,581
Cash and cash equivalents	(16,965)	(29,086)
Net long-term debt	$553,029	$474,495

Notes: Net long-term debt is a non-GAAP financial measure that is defined as long-term debt and finance lease obligations plus current maturities of long-term debt and finance lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash and temporary investments. Net long-term debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 6: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 22, 2023	April 23, 2022
Net cash (used in) provided by operating activities	$(2,708)	$9,970
Less:
Purchases of property and equipment	38,864	29,938
Free cash flow	$(41,572)	$(19,968)

Notes: Free cash flow is a non-GAAP financial measure calculated by subtracting capital expenditures from cash flows provided by operating activities, the most directly comparable GAAP measure. The Company believes it is a useful indicator of liquidity that provides information to both management and investors about the amount of cash generated from operations that, after capital expenditures, can be used for strategic business objectives, including the repayment of long-term debt. Free cash flow is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 7: Reconciliation of Purchases of Property and Equipment to Capital Expenditures and IT Capital

(A Non-GAAP Financial Measure)

(Unaudited)

	16 Weeks Ended
(In thousands)	April 22, 2023	April 23, 2022
Purchases of property and equipment	$38,864	$29,938
Plus:
Cloud computing spend	942	354
Capital expenditures and IT capital	$39,806	$30,292

Notes: Capital expenditures and IT capital is a non-GAAP financial measure calculated by adding spending related to the development of cloud computing applications spend to capital expenditures, the most directly comparable GAAP measure. Cloud computing spend only includes costs incurred during the application development phase and does not include ongoing costs of hosting or maintenance associated with these applications, which are expensed as incurred. The Company believes it is a useful indicator of the Company’s investment in its facilities and systems as it transitions to more cloud-based IT systems. Capital expenditures and IT capital is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.